Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

14-13

Contacts:	Derrick Jensen, CFO	Media—Deborah Buks and Molly LeCronier
	Kip Rupp, CFA—Investors	Ward Creative Communications
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2014 SECOND QUARTER RESULTS

Record Second Quarter Revenues & Diluted Earnings Per Share

Reaffirms Midpoint of Full-Year Diluted Earnings Per Share Guidance

HOUSTON – July 31, 2014 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2014. Revenues in the second quarter of 2014 were $1.86 billion compared to revenues of $1.47 billion in the second quarter of 2013. Net income attributable to common stock was $81.1 million, or $0.37 per diluted share, in the second quarter of 2014, versus net income attributable to common stock of $70.2 million, or $0.33 per diluted share, in the second quarter of 2013. Included in the results for the second quarter of 2013 was non-cash stock-based compensation expense of approximately $4.3 million, or $0.01 per diluted share, related to the retirement of Quanta’s former chairman effective May 23, 2013. Adjusted diluted earnings per share (a non-GAAP measure) was $0.43 for the second quarter of 2014 compared to $0.38 for the second quarter of 2013.

“Quanta produced record second quarter revenues and earnings per share, fueled in part by strong performance in our oil and gas infrastructure segment,” said Jim O’Neil, president and chief executive officer of Quanta Services. “Our customers’ capital programs continue to present a compelling story for growth in energy infrastructure. We are currently bidding or negotiating a record dollar volume of project opportunities, supporting our positive outlook through 2015.”

Revenues for the first six months of 2014 were $3.63 billion compared to revenues of $3.06 billion in the first six months of 2013. Net income attributable to common stock was $135.5 million, or $0.62 per diluted share, in the first six months of 2014, versus net income attributable to common stock of $142.3 million, or $0.67 per diluted share, in the first six months of 2013. Included in net income attributable to common stock for the first six months of 2014 is $38.8 million ($25.8 million net of tax) of incremental selling, general and administrative expense as a result of an arbitration decision related to a contract dispute on a 2010 directional drilling project. The net impact of this decision on Quanta’s results for the first six months of 2014 was a $0.12 reduction in diluted earnings per share. Additionally, included in the results for the first six months of 2013 was the non-cash stock-based compensation expense previously described. Adjusted diluted earnings per share was $0.86 for the first six months of 2014 compared to $0.76 for the first six months of 2013.

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Adjusted diluted earnings per share is calculated as GAAP diluted earnings per share before acquisition costs, as well as non-cash items such as amortization of intangible assets and non-cash compensation expense, and certain other items that affect comparability of results between periods, such as the previously mentioned arbitration expense, all net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.

Quanta completed six acquisitions in the first half of 2014 and five acquisitions in the second half of 2013. Therefore, the results for the three and six months ended June 30, 2014 include these acquisitions from their respective acquisition dates and are compared to the pre-acquisition historical results of Quanta for the three and six months ended June 30, 2013.

RECENT HIGHLIGHTS

•	Shares Repurchased - During the second quarter, Quanta purchased a total of approximately 1.3 million shares of its common stock in the open market for a total cost of approximately $45.0 million. Quanta’s board of directors approved a stock repurchase program in the fourth quarter of 2013 authorizing Quanta to purchase, from time to time through December 31, 2016, up to $500 million of its outstanding common stock.

•	Acquisition Completed in July 2014 - During the third quarter of 2014, Quanta completed the acquisition of an electric power infrastructure services company located in Australia. The consideration paid for this acquisition consisted of approximately $32.8 million in cash, subject to a post-closing working capital adjustment, and 170,008 shares of Quanta common stock, valued on the closing date of the acquisition at approximately $5.3 million.

•	Selected by PPL Electric Utilities for Northeast Pocono Reliability Project - In May 2014, PPL Electric Utilities selected PAR Electrical Contractors, Inc., a Quanta Services company, to install transmission infrastructure for the Northeast Pocono Reliability Project. PAR’s scope of work for the project includes the installation of approximately 68 miles of new 230-kilovolt and 138-kilovolt overhead transmission lines, the erection of steel transmission structures, the installation of concrete foundations and the construction and maintenance of access roads. Project construction is underway with expected completion by May 2017.

OUTLOOK

The overall outlook for Quanta’s business is positive. However, regulatory, permitting and other challenges may impact project timing. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s efforts to balance these uncertainties with the company’s backlog of ongoing work and the opportunities expected to materialize during the remainder of 2014. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Quanta expects revenues for the third quarter of 2014 to range between $2.0 billion and $2.1 billion and diluted earnings per share to be $0.52 to $0.54. Quanta expects adjusted diluted earnings per share (a non-GAAP measure) for the third quarter of 2014 to be $0.57 to $0.59. This non-GAAP measure is estimated on a basis similar to the calculations of historical adjusted diluted earnings per share presented in this press release. Amortization of intangibles and non-cash stock-based compensation expense are forecasted to be approximately $9.1 million and $8.5 million for the third quarter of 2014.

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Quanta expects revenues for the full year 2014 to range between $7.6 billion and $7.8 billion. Diluted earnings per share for the full year 2014 are estimated to be $1.58 to $1.68 on a GAAP basis, which includes the $0.12 impact of the arbitration decision in the first quarter of 2014 previously mentioned. Quanta expects adjusted diluted earnings per share (a non-GAAP measure) for the full year 2014 to be $1.90 to $2.00. Amortization of intangibles and non-cash stock-based compensation expense are forecasted to be approximately $34.9 million and $37.6 million for the full year 2014.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other GAAP to non-GAAP measures not included in the table attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for July 31, 2014, at 9:30 a.m. Eastern Time. To participate in the call, dial 1-888-215-7030 at least 10 minutes before the conference call begins and provide the conference call ID 7378209 or ask for the Quanta Services Second Quarter 2014 Earnings Conference Call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.quantaservices.com. To listen to the call live on the Internet, please visit the Quanta Services website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live event, an archive will be available shortly after the call on the company’s website. A replay will also be available through August 7, 2014, and may be accessed at 1-888-203-1112, using the conference call ID 7378209. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, by calling 713-341-7260 or emailing investors@quantaservices.com.

GET THE QUANTA SERVICES IR APP

The Quanta investor relations app for iPhone, iPad and Android mobile devices is now available for free at Apple’s App Store for the iPhone and iPad and at Google Play for Android mobile devices. The Quanta investor relations app allows users to navigate the company’s investor relations materials including the latest press releases, SEC filings, presentations, videos, audio cast conference calls and stock price information. Sharing functionality via email, Twitter and Facebook is available, as well as the ability for investors to be notified when new information is posted to Quanta’s IR app.

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ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and oil and gas industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy infrastructure. Additionally, in certain markets Quanta licenses fiber optic telecommunications infrastructure, offers lit network management services and provides related design, procurement, construction and maintenance services. With operations throughout North America and in certain international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, earnings per share, margins, capital expenditures, and other projections of operating or financial results; expectations regarding the business outlook, growth or opportunities in particular markets; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the impact of renewable energy initiatives, including mandated state renewable portfolio standards, the economic stimulus package and other existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the potential benefits from acquisitions; the business plans or financial condition of our customers; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the effects of industry, economic or political conditions outside of the control of Quanta; quarterly variations in operating results; adverse economic and financial conditions, including weakness in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or environmental processes, project performance issues, or our customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which we bid or are otherwise discussing with customers; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; potential failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multi-employer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; the possibility of further increases in the liability associated with Quanta’s withdrawal from a multi-employer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against Quanta; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for acts or omissions by our partners; our inability or failure to comply with the terms of our contracts, which may result in unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities; the future development of natural resources in shale areas; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure of our customers to comply with regulatory requirements applicable to their projects, including those related to awards of stimulus funds, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives for or government funding of projects, including stimulus projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies and compliance with the laws of foreign jurisdictions as well as the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill and other intangible assets or investments; growth outpacing our decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce our intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities relating to occupational health and safety matters; our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s fiber optic licensing business, including regulatory and tax changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; rapid technological and structural changes that could reduce the demand for services; the impact of increased healthcare costs arising from healthcare reform legislation, and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2013, Quanta’s Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2014 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

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Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2014 and 2013 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$1,864,550	$1,474,377	$3,627,124	$3,060,087
Cost of services (including depreciation)	1,583,102	1,233,093	3,073,605	2,580,530

Gross profit	281,448	241,284	553,519	479,557
Selling, general and administrative expenses	139,440	119,031	273,923	232,712
Arbitration expense	—	—	38,848	—
Amortization of intangible assets	8,615	5,079	16,860	10,380

Operating income	133,393	117,174	223,888	236,465
Interest expense	(1,128)	(503)	(2,110)	(1,005)
Interest income	599	569	2,144	1,091
Other income (expense), net	(1,233)	(353)	(590)	(866)

Income before income taxes	131,631	116,887	223,332	235,685
Provision for income taxes	46,187	42,161	79,240	84,102

Net income	85,444	74,726	144,092	151,583
Less: Net income attributable to non-controlling interests	4,362	4,489	8,602	9,265

Net income attributable to common stock	$81,082	$70,237	$135,490	$142,318

Earnings per share attributable to common stock—basic and diluted	$0.37	$0.33	$0.62	$0.67

Weighted average shares used in computing earnings per share:
Basic	219,612	214,314	219,345	213,833

Diluted	219,642	214,368	219,375	213,886

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188,948	$488,777
Accounts receivable, net	1,589,927	1,439,115
Costs and estimated earnings in excess of billings on uncompleted contracts	238,439	213,478
Inventories	40,772	31,877
Prepaid expenses and other current assets	184,842	140,071

Total current assets	2,242,928	2,313,318
PROPERTY AND EQUIPMENT, net	1,311,859	1,205,608
OTHER ASSETS, net	297,244	285,725
OTHER INTANGIBLE ASSETS, net	214,039	207,877
GOODWILL	1,842,989	1,780,717

Total assets	$5,909,059	$5,793,245

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$1,670	$1,181
Accounts payable and accrued expenses	734,596	802,180
Billings in excess of costs and estimated earnings on uncompleted contracts	230,930	239,106

Total current liabilities	967,196	1,042,467
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	4,147	1,053
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	536,629	508,406

Total liabilities	1,507,972	1,551,926

TOTAL STOCKHOLDERS’ EQUITY	4,385,860	4,234,188
NON-CONTROLLING INTERESTS	15,227	7,131

TOTAL EQUITY	4,401,087	4,241,319

Total liabilities and equity	$5,909,059	$5,793,245

Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three and Six Months Ended June 30, 2014 and 2013 (Unaudited)

Segment Results

Quanta reports its results under three reporting segments: (1) Electric Power Infrastructure Services, (2) Oil and Gas Infrastructure Services and (3) Fiber Optic Licensing and Other, as set forth below (in thousands, except percentages).

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014			2013
Revenues:
Electric Power Infrastructure	$1,239,168	66.5%	$1,046,379	71.0%	$2,517,336		69.4%	$2,227,362	72.8%
Oil and Gas Infrastructure	585,367	31.4	385,942	26.2	1,031,224		28.4	744,874	24.3
Fiber Optic Licensing and Other	40,015	2.1	42,056	2.8	78,564		2.2	87,851	2.9

Consolidated revenues	$1,864,550	100.0%	$1,474,377	100.0%	$3,627,124		100.0%	$3,060,087	100.0%

Operating income (loss):
Electric Power Infrastructure	$112,069	9.0%	$120,809	11.5%	$256,481		10.2%	$253,359	11.4%
Oil and Gas Infrastructure	55,583	9.5	27,644	7.2	34,411	(a)	3.3	38,001	5.1
Fiber Optic Licensing and Other	14,146	35.4	14,301	34.0	26,255		33.4	31,184	35.5
Corporate and Non-Allocated Costs	(48,405)	N/A	(45,580)	N/A	(93,259)		N/A	(86,079)	N/A

Consolidated operating income	$133,393	7.2%	$117,174	7.9%	$223,888		6.2%	$236,465	7.7%

(a)	Included in operating income for the Oil and Gas Infrastructure Services segment for the first six months of 2014 is the impact of a $38.8 million expense associated with an arbitration decision related to a contract dispute on a 2010 directional drilling project for the National Gas Company of Trinidad and Tobago.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in the industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts, master service agreements and licensing agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following tables present Quanta’s total backlog by reportable segment as of June 30, 2014, June 30, 2013 and December 31, 2013, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	June 30, 2014		June 30, 2013		December 31, 2013
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure	$3,260.3	$5,864.7	$2,683.2	$4,935.9	$3,346.7	$5,964.1
Oil and Gas Infrastructure	1,317.7	2,220.4	968.9	2,051.8	1,515.6	2,218.5
Fiber Optic Licensing and Other	136.7	594.4	127.9	520.5	137.9	545.5

Total	$4,714.7	$8,679.5	$3,780.0	$7,508.2	$5,000.2	$8,728.1

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures For the Three and Six Months Ended June 30, 2014 and 2013 (In thousands, except per share information) (Unaudited)

The non-GAAP measure of adjusted diluted earnings per share is provided to enable investors to evaluate performance excluding the effects of items that management believes impact the comparability of operating results between periods. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, factors influencing the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition costs vary period to period depending on the level of Quanta’s acquisition activity ongoing during the period; and (iv) the expense associated with the arbitration decision is not a regularly occurring operational item and can affect comparability of results between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted diluted earnings per share:
Net income attributable to common stock (GAAP as reported)	$81,082	$70,237	$135,490	$142,318
Adjustments, net of income taxes:
Arbitration expense (a)	—	—	25,822	—
Acquisition and integration costs	762	742	4,390	1,192

Adjusted net income attributable to common stock before certain non-cash adjustments	81,844	70,979	165,702	143,510
Non-cash stock-based compensation, net of income taxes (b)	6,334	7,346	12,616	12,248
Amortization of intangible assets, net of income taxes	5,643	3,240	10,838	6,642

Adjusted net income attributable to common stock for adjusted diluted earnings per share	$93,821	$81,565	$189,156	$162,400

Calculation of weighted average shares for adjusted diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	219,612	214,314	219,345	213,833
Effect of dilutive stock options	30	54	30	53

Weighted average shares outstanding for adjusted diluted earnings per share	219,642	214,368	219,375	213,886

Adjusted diluted earnings per share	$0.43	$0.38	$0.86	$0.76

(a)	Reflects the elimination of expense recorded in the first quarter of 2014 resulting from an arbitration decision associated with a contract dispute on a 2010 directional drilling project for the National Gas Company of Trinidad and Tobago.
(b)	The amounts for the three and six months ended June 30, 2013 include non-cash stock-based compensation expense of approximately $4.3 million, or $0.01 per diluted share, related to the accelerated vesting of equity-based awards associated with the retirement of Quanta’s former chairman effective May 23, 2013.